Exhibit 99.1

MULTIMEDIA GAMES, INC.	PRESS RELEASE
For more information contact:
Clifton Lind	Joseph N. Jaffoni
President and CEO	Richard Land
Randy Cieslewicz	Jaffoni & Collins Incorporated
Chief Financial Officer	212-835-8500 or mgam@jcir.com
Multimedia Games, Inc.
512-334-7500

MULTIMEDIA GAMES REPORTS FISCAL 2007 THIRD QUARTER RESULTS

AUSTIN, Texas, August 9, 2007 – Multimedia Games, Inc. (Nasdaq: MGAM) today reported operating results for its 2007 fiscal third quarter ended June 30, 2007, as summarized below:

Summary and Review of Q3 Results:

(In millions, except per-share and player terminal data)

	For the Three Months Ended June 30,
	2007	2006
Revenue	$30.9	$32.2
EBITDA(1)	$17.5	$15.1
Net income (loss)	$0.7	$(0.6)
Diluted earnings (loss) per common share	$0.02	$(0.02)
Average installed player terminals:
Class II
(Legacy and Reel Time Bingo® games)	5,110	8,402
Oklahoma compact games(2)	3,846	1,484
Other gaming units(3)	4,555	2,886

(1)	EBITDA is defined as earnings before interest, taxes, amortization, depreciation, and accretion of contract rights. A reconciliation of EBITDA to net income (loss), the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, can be found attached to this release.
(2)	“Oklahoma compact games” includes stand-alone offerings and server-based games.
(3)	“Other gaming units” include those placed in charity halls, Iowa lottery, Mexico, and Malta.

For the Q3 FY ‘07 period, Multimedia Games’ (“Multimedia”) revenue of $30.9 million represents a modest quarterly sequential improvement over Q2 FY ‘07 levels, driven by a 24% improvement in revenue from games played under the compact in Oklahoma, a 51% increase in revenue from the electronic bingo market in Mexico, and a 17% improvement in revenue derived from the New York Lottery operations. In aggregate, these increases offset a 22% quarterly sequential decline in revenue from Class II operations and a 13% decline in revenue from domestic charity bingo markets.

In addition to the quarterly sequential improvement in revenue, Q3 FY ‘07 net income benefited from a reduction in SG&A expenses of approximately 7% from Q2 FY ‘07 levels and from the pre-tax benefit of approximately $1.6 million in Other Income, primarily related to the termination of a non-compete agreement. As a result, Multimedia reported net income of approximately $0.7 million, or $0.02 per diluted share, for Q3 FY ‘07, compared to net income of $6,000, or $0.00 per diluted share, for Q2 FY ‘07. Q2 FY ‘07 included the benefit of approximately $1.1 million in Other Income, primarily related to a one-time payment received from a limited partnership interest.

Clifton E. Lind, Multimedia’s President and Chief Executive Officer, commented, “Multimedia’s Q3 FY ‘07 results reflect continuing progress in growing our installed base of recurring revenue gaming terminals. Our unit placements at June 30, 2007 increased by approximately 10% compared to the installed base as of March 31, 2007. On a quarterly sequential basis, our installed base of units in Mexico grew by more than 160%, and our installed base of one-touch, stand-alone units in Oklahoma rose by approximately 22%. The expanded base is particularly important, because it offsets the previously disclosed removal of 560 Class II units from a high earning facility in southern Oklahoma during Q3 FY ‘07. While these removals led to a quarterly sequential decline in revenue derived from our Oklahoma placements, the expanded share of the floor and attractive economics we have secured pursuant to our support of the expansion of this facility are expected to result in long-term revenue growth in this market beginning mid-year calendar 2008.

“During Q3 FY ‘07, we continued the conversion of our installed base in Oklahoma with approximately 56% converted to stand-alone devices as of June 30, 2007. As anticipated, these units continue to outperform the Class II and server-based compact games they replaced, and the higher hold per day generated by the stand-alone devices is more than offsetting the lower revenue resulting from the change in revenue share percentage associated with the conversion from Class II to Class III stand-alone units.

“Later this quarter, we expect to achieve a significant milestone with the first placements in Oklahoma of Multimedia’s new proprietary stand-alone offerings on our mGAME™ cabinets. This introduction of our first Class III stand-alone units in Oklahoma will continue throughout the first half of FY ‘08 and will feature a large number of new video and mechanical reel offerings, which we expect to further advance our competitive footing in this market. Also later in the quarter, we will begin to place new-to-the-market, third-party, 5-reel mechanical units in addition to our own proprietary games. These conversions and placements are expected to increase revenue derived from this market.

“In Mexico, our customer has achieved a steady pace of facility openings over the past several months and we now have more than 2,400 units placed in eight locations. If construction remains on current schedules, our customer anticipates having 15 facilities open by calendar year-end. Our customer is currently expected to open three facilities later this quarter, which will expand the installed base to more than 3,200 units. We continue to expect to have 4,000 units in play in Mexico by December 31, 2007 with steady growth expected thereafter.

“With new placements in Mexico throughout the balance of calendar 2007, and the continued strategic conversions of selected units in Oklahoma to higher-earning stand-alone devices, we believe we have the potential to earn higher margins on increased future revenue, because we should only incur limited incremental operating costs as growth in the Mexico market and in Oklahoma conversions continue.

“We continue to make progress in markets beyond Oklahoma and Mexico. In Q3 FY ‘07, the revenue generated by providing the central determinant system to the New York Lottery increased by approximately 134% from Q3 FY ‘06 levels, and we are now approximately at break-even for this market on a direct cost basis. With relatively fixed costs to provide and support this system, we are positioned to benefit financially if expansion in the market occurs. Pending final regulatory approval, in Q1 FY ‘08 we will deploy our first systems and units in Washington State under the new compacts, and we believe that this market will make a meaningful contribution to earnings in FY ‘08 and FY ‘09. We also intend to pursue other Class III market opportunities, and considering our operating base, achieving even a modest share of this large market can provide a meaningful benefit to our operating results. Also during the first half of FY ‘08, we plan to deploy the first of our proprietary, 5-reel mechanical units in the Mexico, Charity and Class II markets.”

Lind concluded, “Multimedia is poised to benefit from our progress to date and potential growth in our current markets, new placements, and the launch of new products, while continuing to actively manage SG&A expense. In July, we successfully completed a modified ‘Dutch Auction’ tender whereby we repurchased approximately 1.9 million common shares, or approximately 7% of the Company’s approximately 28.2 million outstanding shares, and our Board of Directors continues to review additional opportunities to enhance shareholder value.”

The table below sets forth Multimedia’s end-of-period installed player terminal base by product line or market for the fiscal quarters June 30, 2007 March 31, 2007 and June 30, 2006.

Month Ended	Reel Time Bingo	Legacy and Other	Total Class II Units	Oklahoma Compact Units(1)	Mexico Electronic Bingo Units	Charity Units	Total Units
6/30/2007	4,624	519	5,143	3,973	2,426	2,569	14,111

3/31/2007	5,354	353	5,707	3,662	919	2,588	12,876

6/30/2006	7,635	376	8,011	1,593	600	2,583	12,787

(1)	“Oklahoma Compact Units” represents installations of games pursuant to the approved gaming compact between Native American tribes, racetracks and the State of Oklahoma, including Multimedia’s and other vendors’ stand-alone games.

The Company had units installed at eight locations in Mexico as of June 30, 2007, and at five locations as of March 31, 2007.

The table below breaks out by product line Multimedia’s end-of-period, Oklahoma installed player terminal base for the fiscal quarters ended June 30, 2007, March 31, 2007 and June 30, 2006.

Month Ended	Total Class II Units	Stand-Alone Units	Other Compact Units(1)	Total Compact Units	Total Units
6/30/2007	2,194	3,448	525	3,973	6,167

3/31/2007	2,915	2,824	838	3,662	6,577

6/30/2006	4,516	—	1,593	1,593	6,109

(1)	“Other Compact Units” represents server-based games.

Multimedia will provide an update on its total installed base and product mix at July 31, 2007 on or about August 15, 2007.

Research and development expense in the June 30, 2007 quarter decreased by $0.6 million, or 15%, to $4.0 million, from $4.6 million for the June 30, 2006 quarter. During the quarter ended June 30, 2007, Multimedia capitalized $0.6 million in costs related to the internal development of software for its gaming products and systems, compared to $0.7 million during the quarter ended March 31, 2007. Approximately $0.3 million of the capitalized costs in the June 2007 quarter were related to the development of new content, and approximately $0.3 million was for systems. For the three months ended June 30, 2007, capital expenditures were $10.2 million, of which $10.1 million was for gaming equipment and license purchases, and $0.1 million was for all other capital expenditures. Included in the gaming equipment purchases was $4.5 million of gaming equipment and licenses purchased under the third party vendor agreements. The remaining equipment purchases relate primarily to the hardware upgrade of the rental pool and systems. Multimedia’s “Share-based Payment” under the Statement of Financial Accounting Standards, or SFAS, No. 123(R), reflects a charge of approximately $0.3 million on a pre-tax basis in Q3 FY ‘07, compared with a pretax charge of $0.7 million in Q3 FY ‘06.

Conference Call

Multimedia Games, Inc. is hosting a conference call and webcast today, August 9, beginning at 9:00 a.m. EDT (8:00 a.m. CDT). Both the call and the webcast are open to the general public. The conference call number is 913-981-5535 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.shareholder.com/mgam/medialist.cfm. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location or at www.multimediagames.com/Investors/Index.htm.

About the Company

Multimedia Games is a leading developer and supplier of comprehensive systems, content, electronic games and player terminals for the Native American gaming market, as well as for the casino, charity and international bingo, video lottery, and sweepstakes markets. The Company’s ongoing development and marketing efforts focus on gaming systems and products for use by Native American tribes throughout the United States, the commercial casino market, video lottery systems and other products for domestic and international lotteries, and products for charity and international bingo and emerging markets, including sweepstakes, promotional, amusement with prize, and coupon gaming opportunities. Additional information may be found at www.multimediagames.com.

Cautionary Language

This press release contains forward-looking statements based on Multimedia’s current expectations. The words “will,” “expect,” “plan,” “believe,” “anticipate,” and similar words and phrases as they relate to Multimedia are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Multimedia, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to: (i) the risk that Multimedia’s planned conversion of existing Class II games in Oklahoma to Class III stand-alone games may not be successful or achieve market acceptance and that the placement of more Class III stand-alone games in Oklahoma will not increase Multimedia’s Oklahoma revenues or profitability; (ii) the risk that Multimedia’s introduction of new proprietary stand-alone offerings on Multimedia’s mGAME platform will not result in the expected diversification and expansion of Multimedia’s Class III stand-alone mix in Oklahoma due to a lack of market acceptance of the new offerings or competitive pressures; (iii) the risk that Multimedia’s extension of its relationship with the existing tribal customer described above will not result in the expected increases in Multimedia’s floor space and placed units at the customer’s facility on the timeline Multimedia anticipates or at all due to delays or other difficulties in the expansion of the customer’s facility; (iv) the risk that Multimedia’s installed base in Mexico will not expand and contribute to revenues as expected due to delays in the opening of new facilities in Mexico or the placement of fewer units than anticipated as part of new facility openings or at other operator’s existing facilities; (v) the risk that our attempts to enter new markets and diversify our revenue sources may not be successful for competitive, technical, regulatory or other reasons, and (vi) the continuing risks to our financial condition and operations from regulatory developments, ongoing competitive pressures, the failure of customers to place terminals and units into operation, the removal of terminals from facilities of existing customers and the failure of one or more of our projected revenue sources or significant development opportunities to generate anticipated revenues. Other important risks and uncertainties that may affect the Company’s business are detailed from time to time in the “Certain Risks” and “Risk Factors” sections and elsewhere in Multimedia’s filings with the Securities and Exchange Commission. Multimedia disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

As of June 30, 2007 and September 30, 2006

(In thousands, except shares)

	June 30, 2007	September 30, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,192	$4,939
Accounts receivable, net of allowance for doubtful accounts of $1,239 and $1,007, respectively	17,428	17,825
Inventory	1,890	3,600
Prepaid expenses and other	3,005	2,562
Notes receivable, current portion	11,896	16,969
Deferred income taxes	1,322	1,623

Total current assets	37,733	47,518
Restricted cash and long-term investments	928	986
Leased gaming equipment, net	39,941	31,095
Property and equipment, net	70,788	86,264
Notes receivable, net	36,475	49,399
Intangible assets, net	36,296	46,120
Other assets	3,557	1,100
Deferred income taxes	15,000	6,059

Total assets	$240,718	$268,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of Revolving Credit Facility	$—	$12,821
Current portion of long-term debts and capital leases	—	4,954
Accounts payable and accrued expenses	20,734	31,671
Federal and state income tax payable	3,976	2,125
Deferred revenue	1,294	1,782

Total current liabilities	26,004	53,353
Revolving Credit Facility, less current portion	43,172	43,193
Long-term debts and capital leases, less current portion	—	1,340
Other long-term liabilities	928	2,710

Total liabilities	70,104	100,596

Commitments and contingencies
Stockholders’ equity:
Preferred stock:
Series A, $0.01 par value, 1,800,000 shares authorized, no shares issued and outstanding	—	—
Series B, $0.01 par value, 200,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized, 32,041,263 and 31,442,818 shares issued, and 28,129,878 and 27,511,433 shares outstanding, respectively	320	314
Additional paid-in capital	78,845	74,121
Treasury stock, 3,911,385 shares at cost	(24,741)	(24,741)
Retained earnings	116,121	118,242
Accumulated other comprehensive income (loss), net	69	9

Total stockholders’ equity	170,614	167,945

Total liabilities and stockholders’ equity	$240,718	$268,541

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended June 30, 2007 and 2006

(In thousands, except per-share amounts)

(Unaudited)

	2007	2006(2)
REVENUES:
Gaming revenue:
Class II	$9,416	$20,363
Oklahoma Compact	11,746	2,462
Charity	4,384	4,243
All other(1)	3,679	2,061
Gaming equipment, system sale and lease revenue	1,181	1,765
Other	492	1,274

Total revenues	30,898	32,168

OPERATING COSTS AND EXPENSES:
Cost of gaming equipment and systems sold and royalty fees	1,023	624
Selling, general and administrative expenses	15,376	17,424
Amortization and depreciation	14,771	14,384

Total operating costs and expenses	31,170	32,432

Operating income (loss)	(272)	(264)
OTHER INCOME (EXPENSE):
Interest income	924	577
Interest expense	(1,003)	(1,123)
Other	1,607	—

Income before income taxes	1,256	(810)
Income tax expense (benefit)	571	(225)

Net income (loss)	$685	$(585)

Basic earnings (loss) per common share	$0.02	$(0.02)

Diluted earnings (loss) per common share	$0.02	$(0.02)

Shares used in earnings per common share calculation:

Basic	27,911,379	27,210,798

Diluted	29,746,543	27,210,798

(1)	Gaming revenue: “All other” includes recurring revenue from Class III Washington State, lottery, Mexico and Malta markets.
(2)	Certain amounts have been reclassified to conform to the current period presentation.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended June 30, 2007 and 2006

(In thousands, except per-share amounts)

(Unaudited)

	2007	2006(2)
REVENUES:
Gaming revenue:
Class II	$36,328	$69,515
Oklahoma Compact	27,618	6,396
Charity	13,617	14,055
All other(1)	9,203	6,141
Gaming equipment, system sale and lease revenue	2,208	13,459
Other	1,700	3,096

Total revenues	90,674	112,662

OPERATING COSTS AND EXPENSES:
Cost of gaming equipment and systems sold and royalty fees	1,739	11,346
Selling, general and administrative expenses	50,521	50,964
Amortization and depreciation	44,209	42,856

Total operating costs and expenses	96,469	105,166

Operating income (loss)	(5,795)	7,496
OTHER INCOME (EXPENSE):
Interest income	3,573	1,669
Interest expense	(3,534)	(3,143)
Other	2,718	—

Income (loss) before income taxes	(3,038)	6,022
Income tax expense (benefit)	(917)	2,602

Net income (loss)	$(2,121)	$3,420

Basic earnings (loss) per common share	$(0.08)	$0.13

Diluted earnings (loss) per common share	$(0.08)	$0.12

Shares used in earnings per common share calculation:

Basic	27,708,412	27,069,786

Diluted	27,708,412	29,084,221

(1)	Gaming revenue: “All other” includes recurring revenue from Class III Washington State, lottery, Mexico and Malta markets.
(2)	Certain amounts have been reclassified to conform to the current year presentation.

Reconciliation of U.S. GAAP Net income to EBITDA:

EBITDA is defined as earnings before interest, taxes, amortization, depreciation, and accretion of contract rights. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), Multimedia believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of Multimedia’s past financial performance, and provides useful information to the investor because of its historical use by Multimedia as a performance measure, and the use of EBITDA by other companies in the gaming equipment sector as a measure of performance. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, or any other measure for determining Multimedia’s operating performance that is calculated in accordance with GAAP. In addition, because EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, follows:

Reconciliation of U.S. GAAP Net income to EBITDA:

	For the Three Months Ended June 30,
	2007	2006
	(in thousands)
Net income (loss)	$685	$(585)
Add back:
Amortization and depreciation	14,771	14,384
Accretion of contract rights(1)	1,352	947
Interest expense, net	79	546
Income tax expense (benefit)	571	(225)

EBITDA	$17,458	$15,067

(1)	“Accretion of contract rights” relates to the amortization of intangible assets for development projects. These amounts are recorded net of revenues in the Consolidated Statements of Operations.

# # #